UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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THE PANTRY, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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THE PANTRY, INC.

1801 Douglas Drive

P.O. Box 1410

Sanford, North Carolina 27330

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 30, 2006

You are cordially invited to attend the Annual Meeting of Stockholders of The Pantry, Inc., which will be held on Thursday, March 30, 2006, at 10:00 a.m. Eastern Standard Time, at the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, for the following purposes:

•	To elect eight nominees to serve as directors each for a term of one year or until his successor is duly elected and qualified;

•	To ratify the appointment of Deloitte & Touche LLP as our and our subsidiaries’ independent public accountants for the fiscal year ending September 28, 2006; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record at the close of business on January 27, 2006, are entitled to notice of and to vote at the annual meeting and any and all adjournments or postponements thereof.

Your vote is very important. A proxy card is enclosed for the convenience of those stockholders who do not plan to attend the annual meeting in person but desire to have their shares voted. If you do not plan to attend the annual meeting, please complete and return the proxy card as soon as possible in the envelope provided for that purpose. If you return your card and later decide to attend the annual meeting in person or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

By Order of the Board of Directors

Daniel J. Kelly

Chief Financial Officer

Sanford, North Carolina

February 14, 2006

THE PANTRY, INC.

1801 Douglas Drive

P.O. Box 1410

Sanford, North Carolina 27330

PROXY STATEMENT

GENERAL INFORMATION

Our board of directors is mailing this Proxy Statement and the accompanying proxy card to stockholders on or about February 14, 2006, in connection with the solicitation of proxies for use at the annual meeting of stockholders to be held at the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, on Thursday, March 30, 2006, at 10:00 a.m. Eastern Standard Time, and at all adjournments or postponements thereof.

ANNUAL MEETING

Purposes of Annual Meeting

The principal purposes of the annual meeting are to:

•	elect eight nominees to serve as directors each for a term of one year or until his successor is duly elected and qualified;

•	ratify the action of the audit committee of our board of directors in appointing Deloitte & Touche LLP as our and our subsidiaries’ independent public accountants for the 2006 fiscal year; and

•	transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Our board of directors knows of no other matters other than those stated above to be brought before the annual meeting. Under our Bylaws, any stockholder desiring to present a proposal for consideration at the meeting, including any director nomination, was required to give written notice of the proposal by a certain date. No timely proposals have been received. Should any other business properly come before the meeting, the persons named in the accompanying form of proxy may vote the shares represented by the proxy in their discretion, except that under the rules of the Securities and Exchange Commission the accompanying proxy cannot be voted for more than eight nominees.

Voting

Pursuant to our Bylaws, the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the annual meeting will be necessary and sufficient to constitute a quorum for the transaction of business. Once a quorum is established at the annual meeting, the vote required to approve each proposal is set forth below:

• Proposal 1—“Election of Directors”	a plurality of the votes cast at the annual meeting and entitled to vote thereon

• Proposal 2—“Ratification of Appointment of Independent Public Accountants”; and any other matter to properly come before the annual meeting	the affirmative vote of the holders of a majority in voting power of the shares of our stock that are present in person or by proxy and entitled to vote

“Plurality” means that the individuals who receive the largest number of votes cast, even if less than a majority, are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) will not be included in determining which nominees receive the highest number of votes.

Non-votes by banks, brokerage houses, custodians, nominees and other fiduciaries (“broker non-votes”) and abstentions will be counted for the purpose of determining whether a quorum is present, but broker non-votes will not be included for purposes of determining whether stockholder approval of a matter has been obtained. Because abstentions with respect to any matter are treated as shares present in person or represented by proxy and entitled to vote for the purposes of determining whether that matter has been approved by stockholders, abstentions will have the same effect as negative votes for Proposal 2.

Proxy Cards

If the accompanying proxy card is properly signed and returned to us and not revoked, it will be voted in accordance with the instructions contained in the proxy card. If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying “Notice of Annual Meeting of Stockholders” and in such manner as the proxyholders named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by:

•	attending the annual meeting and voting in person,

•	delivering a written revocation to our company’s secretary or

•	delivering a proxy in accordance with applicable law bearing a later date to our company’s secretary.

Record Date

Our board of directors has fixed the close of business on January 27, 2006, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and all adjournments or postponements thereof. As of the close of business on January 26, 2006, there were 22,395,786 shares of our common stock outstanding. On all matters to come before the annual meeting, each holder of common stock will be entitled to vote at the annual meeting and will be entitled to one vote for each share owned.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, as of January 26, 2006, regarding shares of our common stock owned of record or known to us to be beneficially owned by:

•	each of our directors;

•	our chief executive officer and each of our four other most highly compensated executive officers;

•	all those known by us to beneficially own more than 5% of our outstanding common stock; and

•	all of our executive officers and directors as a group.

Except as otherwise indicated:

•	the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable; and

•	the address of each of the stockholders listed in this table is as follows: c/o The Pantry, Inc., P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330.

The percentages shown below have been calculated based on 22,395,786 total shares of common stock outstanding as of January 26, 2006.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percentage of Class
Chilton Investment Company, Inc.(2)	3,390,387	15.1%
Barclays Global Investors, N.A.(3)	1,131,142	5.1
Peter J. Sodini(4)	87,167	*
Joseph A. Krol(5)	62,857	*
Steven J. Ferreira(6)	45,666	*
David M. Zaborski(7)	30,333	*
Daniel J. Kelly (8)	30,337	*
Thomas M. Murnane(9)	26,667	*
Paul L. Brunswick(10)	5,001	*
Bryan E. Monkhouse(11)	3,333	*
Todd W. Halloran	8,799	*
Robert F. Bernstock	—	*
Edwin J. Holman	—	*
Terry L. McElroy	—	*
Mark D. Miles	—	*
All directors and executive officers as a group (12 individuals)(12)	300,160	1.3%

*	Less than 1.0%.
(1)	The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares to which the person has sole or shared voting power or investment power and also any shares that the person has the right to acquire within 60 days of January 26, 2006, through the exercise of any stock option or other rights. Any shares that a person has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Such shares are described below as being subject to presently exercisable stock options.
(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on January 26, 2006. The Schedule 13G indicates that 1,131,142 shares are held of record by Barclays Global Investors, N.A., and 183,677 shares are held of record by Barclays Global Fund Advisors, or BGFA. The Schedule 13G also indicates that (i) Barclays Global Investors, N.A. has sole dispositive power over all shares it holds of record, but sole voting power over only 1,058,249 of the shares it holds of record; (ii) BGFA has sole voting and dispositive power over all shares it holds of record; and (iii) all shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. It is our understanding that BGFA is a subsidiary of Barclays Global Investors, N.A., which is a wholly owned subsidiary of Barclays Bank PLC. The business address of each of Barclays Global Investors, NA and BGFA is 45 Fremont Street, San Francisco, California 94105.
(3)	Based on an Amendment No. 5 to Schedule 13G filed with the Securities and Exchange Commission on February 14, 2005. The business address of Chilton Investment Company, Inc. is 1266 East Main Street, 7th Floor, Stamford, Connecticut, 06920.
(4)	Includes 82,167 shares of common stock subject to presently exercisable stock options.
(5)	Includes 62,857 shares of common stock subject to presently exercisable stock options.
(6)	Includes 45,666 shares of common stock subject to presently exercisable stock options.
(7)	Includes 30,333 shares of common stock subject to presently exercisable stock options.
(8)	Includes 30,337 shares of common stock subject to presently exercisable stock options.
(9)	Includes 26,667 shares of common stock subject to presently exercisable stock options.
(10)	Includes 5,001 shares of common stock subject to presently exercisable stock options.
(11)	Includes 3,333 shares of common stock subject to presently exercisable stock options
(12)	Includes 286,360 shares of common stock subject to presently exercisable stock options.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our chief executive officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that are provided to them and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified.

Our board of directors, in its business judgment, has made an affirmative determination that each of Thomas M. Murnane, Paul L. Brunswick, Bryan E. Monkhouse, Robert F. Bernstock, Edwin J. Holman, Terry L. McElroy and Mark D. Miles meet the definition of “independent director” as that term is defined by Nasdaq Marketplace Rules.

There are no family relationships among our directors or executive officers. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to our company or any of our company’s subsidiaries or has a material interest adverse to our company or any of our company’s subsidiaries.

To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Board Meetings

Our board of directors met eight times during fiscal 2005. Each director attended 75% or more of the aggregate of the board meetings (held during the period for which the director was in office) and committee meetings (held during the period for which the director was in office) of the board of which the director was a member. During fiscal 2005, our independent directors held four meetings, separate from management.

Policy on Attendance at Annual Meetings of Stockholders.    We do not have a stated policy, but encourage our directors to attend each annual meeting of stockholders. At last year’s annual meeting of stockholders, held on March 29, 2005, one of our directors was present and in attendance.

Board Committees

The board has four standing committees: the executive committee, the audit committee, the compensation committee and the corporate governance and nominating committee.

Executive Committee.    The executive committee was established by our board of directors for the purpose of evaluating and approving certain defined transactions and new major supplier/vendor agreements between regular meetings of the board of directors. The members of the executive committee during fiscal 2005 were Paul L. Brunswick, Todd W. Halloran and Thomas M. Murnane.

Audit Committee.    The audit committee was established by our board of directors for the purpose of overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee is responsible for selecting the independent public accountants and reviewing the scope, results and effectiveness of the annual audit and other services provided by our independent public accountants. In addition, the audit committee is responsible for oversight of our company’s internal audit function, as well as reviewing our financial statements and the audit letters provided by our independent public accountants. Finally, the audit committee is responsible for reviewing our systems of internal control over financial reporting with management and the independent public accountants.

The members of the audit committee during fiscal 2005 were Paul L. Brunswick (Chairman), Byron E. Allumbaugh, Hubert E. Yarborough, III and Thomas M. Murnane. In January 2006, Mr. Monkhouse was appointed to the audit committee to fill one of the vacancies created by the resignations of Messrs. Yarborough and Allumbaugh.

Our board of directors, in its business judgment, has made an affirmative determination that each of Messrs. Brunswick, Murnane and Monkhouse are “independent directors” as that term is defined by Nasdaq Marketplace Rules, including the special independence requirements applicable to audit committee members. Our board of directors has also determined that Mr. Brunswick is an “audit committee financial expert” as such term is defined in the Exchange Act.

The audit committee met eight times during fiscal 2005. For additional information regarding the audit committee, see “Audit Committee Report” below.

Compensation Committee.    The compensation committee is responsible for recommending compensation arrangements for our officers and the review of our compensation plans and policies. The members of the compensation committee during fiscal 2005 were Byron E. Allumbaugh (Chairman), Charles P. Rullman and Peter M. Starrett. In October 2005, Mr. Holman was appointed to the compensation committee to fill the vacancy created by the resignation of Mr. Rullman. In January 2006, Messrs. Bernstock and Miles were appointed to the compensation committee to fill the vacancies created by the resignations of Messrs. Starrett and Allumbaugh. In addition, effective upon Mr. Allumbaugh’s resignation in January 2006, Mr. Holman assumed the duties of chairman of the compensation committee. None of Messrs. Holman, Bernstock or Miles are employed by our company and our board of directors, in its business judgment, has determined that each of Messrs. Holman, Bernstock and Miles are “independent directors” as that term is defined by Nasdaq Marketplace Rules.

The compensation of our chief executive officer and each of our executive officers for fiscal 2006 was unanimously approved by the board of directors, including unanimous approval by the compensation committee. During fiscal 2005, Mr. Sodini participated in board of director deliberations regarding the compensation of our executive officers (other than himself). The compensation committee met four times in fiscal 2005. For additional information regarding the compensation committee, see “Compensation Committee Report” below.

Corporate Governance and Nominating Committee.    Our board of directors has established a corporate governance and nominating committee to assist the board in (i) identifying and evaluating individuals qualified to become members of the board of directors and recommending qualified individuals for nomination to the board of directors and to each of its committees; and (ii) ensuring the highest standards of good corporate governance by, among other things, reviewing and evaluating our corporate governance policies and procedures and recommending to the board of directors any changes to such policies and procedures that it deems necessary.

The members of the corporate governance and nominating committee during fiscal 2005 were Thomas M. Murnane (Chairman), Todd W. Halloran and Paul L. Brunswick. During 2005, Mr. Monkhouse was appointed to the corporate governance and nominating committee. Mr. Halloran has declined to stand for re-election to our board of directors, thus, the board has decided to reduce the size of the corporate governance and nominating committee to three members. Our board of directors, in its business judgment, has determined that each of Messrs. Murnane, Brunswick and Monkhouse are “independent directors” as that term is defined by Nasdaq Marketplace Rules. The corporate governance and nominating committee met eight times in fiscal 2005.

The corporate governance and nominating committee acts under a written charter (a copy of which was affixed as Appendix A to the Proxy Statement for our 2004 annual meeting of stockholders) specifying its scope and purpose, which includes among other things, to:

•	assist the board in identifying, interviewing and recruiting qualified director candidates;

•	annually present to the board of directors a list of individuals recommended for nomination to the board at the annual meeting of stockholders based on the committee’s review of those qualifications it deems necessary for service as a member of the board;

•	monitor the independence of the board;

•	adopt (and periodically review) a code of business conduct and ethics to ensure continued compliance with applicable legal and Nasdaq standards and corporate best practices;

•	periodically review our public reporting and disclosure policies and procedures;

•	monitor and evaluate the work of our disclosure committee; and

•	develop and implement (and periodically review) legal compliance policies and procedures for reporting evidence of material violations of securities laws, as required by the Sarbanes-Oxley Act and SEC regulations promulgated thereto.

The corporate governance and nominating committee identifies, investigates and recommends prospective directors to the board of directors with the goal of creating a balance of knowledge, experience and capability. Candidates for director nominees are reviewed in the context of the current composition of the board of directors, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the corporate governance and nominating committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the board of directors and our company, to maintain a balance of knowledge, experience and capability. The corporate governance and nominating committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, having business experience, and having high moral character, however the committee retains the right to modify these minimum qualifications from time to time. The corporate governance and nominating committee recommended the slate of directors proposed for election at the annual meeting, which was unanimously approved by the board of directors, including unanimous approval by the independent directors of the board of directors.

The policy of the corporate governance and nominating committee (and the board of directors generally) is to consider written nominations of candidates for election to the board of directors properly submitted by stockholders, however it does not actively solicit such nominations. Pursuant to our Bylaws, stockholders must comply with certain procedures in connection with any nominations to the board of directors, which are summarized below under “Procedure for Nominations of Directors.” The corporate governance and nominating committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate is recommended by a stockholder or otherwise.

Procedure for Nominations of Directors

Our Bylaws provide procedures for the nomination of directors. Our Bylaws provide that nominations for the election of directors may only be made by the board of directors or, if certain procedures are followed, by any stockholder who is entitled to vote generally in elections of directors. Any stockholder of record entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting of stockholders only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us). Each such notice of a stockholder’s intent to nominate a director must set forth certain information as specified in our Bylaws.

Stockholder Communications

Our stockholders may communicate directly with the members of the board of directors or the individual chairperson of standing board committees by writing directly to those individuals at the following address: The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.

Compensation Committee Interlocks and Insider Participation

During fiscal 2005, each of Messrs. Allumbaugh, Starrett and Rullman were members of the compensation committee of our board of directors. Mr. Rullman is a principal with, and Mr. Starrett is a consultant to, Freeman Spogli & Co. During part of fiscal 2005, Freeman Spogli was our largest stockholder and had certain business relationships with our company described under “Transactions with Affiliates” below.

Additional Corporate Governance Matters

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers and directors. Our Code of Business Conduct and Ethics (a copy of which was affixed as Appendix B to the Proxy Statement for our 2004 annual meeting of stockholders) is available free of charge upon written request to the attention of our Secretary, by mail addressed to The Pantry, Inc., 1801 Douglas Drive, Sanford, North Carolina 27330, or by telephone at (919) 774-6700.

PROPOSAL 1:    ELECTION OF DIRECTORS

Pursuant to our Bylaws, our board of directors has fixed the size of our board of directors at nine members and has approved the nomination of the following eight directors for election at the annual meeting to serve for a period of one year or until the election and qualification of their successors: Peter J. Sodini, Thomas M. Murnane, Paul L. Brunswick, Bryan E. Monkhouse, Robert F. Bernstock, Edwin J. Holman, Terry L. McElroy and Mark D. Miles. As permitted by our Bylaws and the laws of the State of Delaware, a majority of the board of directors will have the ability to fill the vacancy that will exist on our board of directors at the conclusion of the annual meeting. All of the nominees are currently serving on our board of directors (Mr. McElroy’s appointment is effective March 1, 2006) and it is intended that proxies will be voted in favor of all of the nominees.

Messrs. Bernstock and Holman were appointed to our board of directors in October 2005 to fill vacancies created by prior board resignations. Messrs. Bernstock and Holman were recommended to our board of directors by certain of our independent directors. Messrs. McElroy and Miles were appointed to our board of directors in January 2006 (Mr. McElroy’s appointment is effective March 1, 2006) to fill vacancies created by prior board resignations. Messrs. McElroy and Miles were recommended to our board of directors by our Chief Executive Officer.

Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve if elected. In the event of death or disqualification of any nominee or the refusal or inability of any nominee to serve as a director, proxies voted for that nominee may be voted with discretionary authority for a substitute or substitutes as shall be designated by our board of directors.

The following table and accompanying biographies provide information on our nominees for election to the board of directors at the annual meeting:

Name	Age	Year First Elected Director	Position with our Company
Peter J. Sodini	65	1995	President, Chief Executive Officer and Director
Robert F. Bernstock	55	2005	Director
Paul L. Brunswick	66	2003	Director
Edwin J. Holman	59	2005	Director
Terry L. McElroy	57	2006	Director
Mark D. Miles	52	2006	Director
Bryan E. Monkhouse	61	2004	Director
Thomas M. Murnane	58	2002	Director

Peter J. Sodini has served as our President and Chief Executive Officer since June 1996 and served as our Chief Operating Officer from February 1996 until June 1996. Mr. Sodini was Chief Executive Officer and a director of Purity Supreme, Inc. from December 1991 through February 1996. Prior to 1991, Mr. Sodini held executive positions at several supermarket chains including Boys Markets, Inc. and Piggly Wiggly Southern, Inc. Mr. Sodini has served as a director since November 1995.

Robert F. Bernstock has served as a director since October 2005. Mr. Bernstock has served as President and Chief Operating Officer of The Scotts Miracle-Gro Company since October 2005. Prior to that, Mr. Bernstock was President of North America for The Scotts Miracle-Gro Company from May 2003 to October 2005. From October 2002 to May 2003, Mr. Bernstock was Senior Vice President and General Manager of The Dial Corporation. Prior to that, Mr. Bernstock served as a consultant to the Chairman and member of the board of directors of VerticalNet, Inc., as well as a consultant to The Dial Corporation from January 2002 to October 2002. He served as President and Chief Executive Officer and as a member of the board of directors of Atlas Commerce from January 2001 through December 2001. Earlier in his career, he was a senior executive with Campbell Soup Company for 12 years and was President, Chief Executive Officer and a director of Vlasic Foods International from 1998 until January 2001. Mr. Bernstock is a director of VerticalNet, Inc. and NutriSystems, Inc.

Paul L. Brunswick has served as a director since July 2003. Since 1999, Mr. Brunswick has been President of General Management Advisory, a provider of financial and business consulting services. Mr. Brunswick was the Vice President and Chief Financial Officer of GoodMark Foods, Inc., a company in the meat snack business, from 1992 until 1999.

Edwin J. Holman has served as a director since October 2005. Since December 2004, Mr. Holman has served as Chairman and Chief Executive Officer of Macy’s Central, a division of Federated Department Stores, Inc., that operates 71 department stores in the midwestern and southern United States. Previously, he was Chairman and Chief Executive Officer of Galyans Trading Company, Inc. from September 2003 to October 2004. Earlier in his career, Mr. Holman held senior executive positions with the Bloomingdales (from July 2000 to September 2003) and Rich’s/Lazarus/Goldsmiths divisions of Federated Department Stores, Inc. (from January 1999 to July 2000), Petrie Retail Inc., a specialty apparel retailer, Woodward & Lothrop, The Carter Hawley Hale Stores and The Neiman Marcus Group.

Terry L. McElroy will commence services as a director in March 2006. Since January 2001, Mr. McElroy has served as President of McLane Grocery Distribution, a unit of McLane Company, Inc. From 1990 until January 2001, Mr. McElroy served as Senior Vice President, Grocery Operations, of McLane Company, Inc. Mr. McElroy originally joined McLane Company, Inc. in 1981 as Vice President, Distribution at McLane/Western, a division of McLane Company, Inc. During his tenure at McLane Company, Inc., Mr. McElroy has served in various other capacities, including as Regional Vice President of McLane/Western during 1984 where he was involved in the opening of McLane Company’s Sunwest, Suneast, Southern, and Midwest divisions.

Mark D. Miles has served as a director since January 2006. From August 1990 to December 2005, Mr. Miles served as the Chief Executive Officer of the ATP, the official international circuit of men’s professional tennis tournaments governed by ATP Tour, Inc. Prior to his service as Chief Executive Officer of the ATP, Mr. Miles served as Executive Director of Corporate Relations for Eli Lilly & Co., an international agricultural, medical instrument and pharmaceutical company. Earlier in his career, Mr. Miles worked in politics, managing successful mayoral and United States senate campaigns. Mr. Miles has also served as the President of the Organizing Committee of the 1987 Pan American Games in Indianapolis and as President of the Indianapolis ATP tournament (now known as the RCA Championships).

Bryan E. Monkhouse has served as a director since December 2004. Currently, Mr. Monkhouse is chairman of a privately held tourism business and consults on strategic investments in the petroleum industry. Mr. Monkhouse was Chief Operating Officer of Irving Oil Limited, a privately held petroleum refiner and marketer serving New England and eastern Canada, from 2001 to 2003. Previously, he was responsible for Irving’s marketing operations, including approximately 800 convenience stores. Earlier in his career, Mr. Monkhouse was an executive with Suncor, Inc., an integrated oil company based in Calgary, where he held senior positions in corporate development and marketing.

Thomas M. Murnane has served as a director since October 2002. Mr. Murnane retired as a partner of PricewaterhouseCoopers, LLP in 2002 and currently provides consulting services. He served in various capacities in his tenure with that firm since 1980, including Director of the firm’s Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and most recently, Global Director of Marketing and Brand Management for PwC Consulting. Mr. Murnane is also a director of Finlay Enterprises, Inc., Pacific Sunwear of California, Inc. and Captaris, Inc.

Our board of directors recommends that stockholders vote FOR the election of these nominees.

COMPENSATION

Director Compensation

Directors who are also employed by our company are not separately compensated for their service on our board of directors. Independent directors are compensated for service as members of our board of directors through a combination of an annual retainer, cash meeting fees and options to purchase our common stock. Currently, our independent directors who receive such payments and option grants are Messrs. Murnane, Brunswick, Monkhouse, Bernstock, Holman, McElroy and Miles.

Annual Retainer and Cash Meeting Fees.    Independent directors receive a $20,000 annual retainer (paid quarterly). They also receive $2,500 for each board meeting they attend ($1,250 if attendance is by teleconference), $1,000 for each committee meeting they attend ($500 if attendance is by teleconference), and $1,000 for each committee meeting at which they act as chairperson ($500 if attendance is by teleconference). Members of our executive committee receive a $5,000 annual retainer in lieu of committee meeting fees for service on the executive committee.

Option Grants.    Each independent director is also eligible to receive 10,000 options to purchase our common stock on initial election to our board of directors and 5,000 options to purchase our common stock each year upon re-election to our board of directors. All of such options have a term of seven years, vest equally over a three-year vesting period and are granted with an exercise price equal to the fair market value of our common stock on the date of grant.

Other.    Each of our directors is also covered by director and officer liability insurance, has entered into an indemnification agreement with our company that entitles him to, among other things, indemnification to the fullest extent permitted by law for amounts incurred in any action or proceeding on account of services provided as a director (subject to certain exceptions), and is entitled to reimbursement for reasonable out-of-pocket expenses in connection with attendance at board or committee meetings.

Executive Compensation

The following table summarizes annual and long-term compensation paid or accrued by us for services rendered for the fiscal years indicated by our chief executive officer and our four other most highly compensated executive officers whose total salary and bonus exceeded $100,000 individually during the year ended September 29, 2005 (collectively, the “named executive officers”) (perquisites received did not exceed the lesser of $50,000 or 10% of salary and bonus compensation for any named executive officer in any year shown):

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus	Securities Underlying Options/SARs	All Other Compensation
Peter J. Sodini President and Chief Executive Officer	2005 2004 2003	$700,000 670,289 574,231	$1,050,000 500,000 400,000	72,500 45,000 70,000	$6,378 7,628 7,128	(1) (2) (3)

Joseph A. Krol Senior Vice President, Operations	2005 2004 2003	288,154 253,154 236,557	300,000 160,000 130,000	48,000 30,000 50,000	6,575 7,484 7,013	(4) (5) (6)

Steven J. Ferreira Senior Vice President, Administration	2005 2004 2003	288,154 247,615 229,615	300,000 160,000 130,000	53,000 34,000 50,000	6,640 7,491 5,948	(7) (8) (9)

Daniel J. Kelly Vice President and Chief Financial Officer	2005 2004 2003	241,116 209,231 140,769	250,000 140,000 75,000	38,000 18,000 35,000	8,293 3,486 677	(10) (11) (12)

David M. Zaborski Vice President, Merchandise Marketing	2005 2004 2003	221,673 180,981 170,870	235,000 140,000 95,000	38,000 18,000 35,000	6,375 5,319 4,093	(13) (14) (15)

(1)	Includes $5,250 in matching contributions under our Retirement Savings Plan and $1,128 in life insurance premiums paid by our company on behalf of the named executive officer.
(2)	Includes $6,500 in matching contributions under our Retirement Savings Plan and $1,128 in life insurance premiums paid by our company on behalf of the named executive officer.
(3)	Includes $6,000 in matching contributions under our Retirement Savings Plan and $1,128 in life insurance premiums paid by our company on behalf of the named executive officer.
(4)	Includes $5,454 in matching contributions under our Retirement Savings Plan and $1,121 in life insurance premiums paid by our company on behalf of the named executive officer.
(5)	Includes $6,363 in matching contributions under our Retirement Savings Plan and $1,121 in life insurance premiums paid by our company on behalf of the named executive officer.
(6)	Includes $5,952 in matching contributions under our Retirement Savings Plan and $1,061 in life insurance premiums paid by our company on behalf of the named executive officer.
(7)	Includes $5,541 in matching contributions under our Retirement Savings Plan and $1,099 in life insurance premiums paid by our company on behalf of the named executive officer.
(8)	Includes $6,392 in matching contributions under our Retirement Savings Plan and $1,099 in life insurance premiums paid by our company on behalf of the named executive officer.
(9)	Includes $4,910 in matching contributions under our Retirement Savings Plan and $1,038 in life insurance premiums paid by our company on behalf of the named executive officer.
(10)	Includes $7,345 in matching contributions under our Retirement Savings Plan and $948 in life insurance premiums paid by our company on behalf of the named executive officer.
(11)	Includes $2,538 in matching contributions under our Retirement Savings Plan and $948 in life insurance premiums paid by our company on behalf of the named executive officer.
(12)	Life insurance premiums paid by our company on behalf of the named executive officer.
(13)	Includes $5,555 in matching contributions under our Retirement Savings Plan and $820 in life insurance premiums paid by our company on behalf of the named executive officer.
(14)	Includes $4,499 in matching contributions under our Retirement Savings Plan and $820 in life insurance premiums paid by our company on behalf of the named executive officer.

(15)	Includes $3,320 in matching contributions under our Retirement Savings Plan and $773 in life insurance premiums paid by our company on behalf of the named executive officer.

Option Grants in Last Fiscal Year

The following table reflects stock options granted during the past fiscal year to the named executive officers pursuant to our 1999 Stock Option Plan (the “1999 Plan,” which along with our 1998 Stock Option Plan is sometimes collectively referred to herein as the “stock option plans”). No stock appreciation rights were granted to the named executive officers during fiscal 2005. All options expire seven years from the date of grant or, if sooner, 90 days after termination of employment:

	Individual Grants
Name	Number of Securities Underlying Options Granted(#)		Percent of Total Options Granted to Employees in Fiscal Year(2)	Exercise or Base Price per Share	Expiration Date 11/19/2011	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
						5%	10%
Peter J. Sodini	72,500	(3)	20.7%	$26.77	11/19/2011	$790,111	$1,841,294
Joseph A. Krol	48,000	(3)	13.7%	26.77	11/19/2011	523,108	1,219,064
Steven J. Ferreira	53,000	(3)	15.1%	26.77	11/19/2011	577,598	1,346,049
David M. Zaborski	38,000	(3)	10.9%	26.77	11/19/2011	414,127	965,092
Daniel J. Kelly	38,000	(3)	10.9%	26.77	11/19/2011	414,127	965,092

(1)	Potential realizable value of grant is calculated assuming that the market price of the underlying security appreciates at annualized rates of 5% and 10%, respectively, over the respective term of the grant. The assumed annual rates of appreciation of 5% and 10% would result in the price of our common stock increasing to $37.67 and $52.17 per share, respectively.
(2)	Options to purchase an aggregate of 350,000 shares were granted to employees during fiscal 2005.
(3)	Non-qualified stock options granted November 19, 2004. Shares subject to the options granted vest over three years, with 33.3% of such shares vesting on November 19 of each year beginning November, 2005.

Option Exercises in Last Fiscal Year and Fiscal Year-end Option Value

The following table sets forth information with respect to option exercises by the named executive officer for the fiscal year ended September 29, 2005 and held by them as of that date:

	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at September 29, 2005		Value of Unexercised In-the-Money Options at September 29, 2005(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Sodini	295,911	$7,716,672	82,167	63,333	$1,928,740	$848,350
Joseph A. Krol	68,800	1,934,688	64,524	40,333	1,494,589	563,220
Steven J. Ferreira	35,667	967,374	45,666	46,667	1,035,713	628,464
David M. Zaborski	22,334	620,574	30,333	31,333	658,251	402,700
Daniel J. Kelly	29,330	807,588	30,337	31,333	684,600	402,700

(1)	These values are based upon the difference between the exercise price and the closing price per share on September 29, 2005 of $37.33.

Executive Employment Contracts

We have entered into employment agreements with our chief executive officer and each of our other executive officers that provide for certain severance payments upon a change of control of our company.

Peter J. Sodini.    We entered into an employment agreement with Mr. Sodini on October 1, 1997. The agreement was subsequently amended to provide that the term shall expire on September 30, 2009. The agreement provides for:

•	an annual base salary of $475,000 (subject to annual adjustment by the board of directors);

•	participation in any of our benefit programs; and

•	participation in an incentive bonus program that provides for a payout of a minimum of 25% of base salary upon the achievement of goals determined by the board of directors (this bonus arrangement is not tied to specific objectives—the principal factor considered by the board of directors in connection with our current annual incentive plan was earnings per share).

Pursuant to the terms of the agreement, if we terminate Mr. Sodini prior to a “change in control” with just cause, Mr. Sodini will be entitled to his then effective compensation and benefits through the last day of his actual employment. If Mr. Sodini is terminated because of death or disability, we will pay to the estate of Mr. Sodini, in the case of his death, or to Mr. Sodini, in the case of his disability, one year’s pay less amounts paid under any disability plan.

If Mr. Sodini is terminated by us prior to a “change in control” without just cause, he will be entitled to amounts due him on the effective termination date, severance pay equal to his then current monthly salary for a period of 18 months and continued medical insurance coverage during the severance payment period (unless he is able to procure medical insurance coverage from a subsequent employer).

If Mr. Sodini’s employment is terminated without “cause” or for “good reason” following a “change in control,” then Mr. Sodini is entitled to salary continuation and benefits for 24 months.

For purposes of Mr. Sodini’s employment agreement, the terms below have the following meanings:

“Change in control” occurs if:

•	a change in control, of a nature that would be required to be disclosed in our proxy statement, occurs, whether or not we are required to so disclose it in our proxy statement;

•	any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than The Pantry, a trustee or other fiduciary holding securities under one of our employee benefit plans or a company owned by our stockholders becomes the “beneficial owner” (as defined under the federal securities laws) of securities representing more than 50% of our combined voting power;

•	any person, other than our existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities;

•	we consummate certain mergers or consolidations; or

•	we are liquidated or we sell or dispose of all or substantially all of our assets.

“Good reason” includes:

•	a reduction in Mr. Sodini’s annual base salary;

•	an adverse alteration in the nature of his position or responsibilities;

•	moving Mr. Sodini’s employment base more than 25 miles from its current location; or

•	a good faith determination by Mr. Sodini that as a result of the change in control, he is not able to discharge his duties effectively.

“Cause” includes:

•	a willful and continued failure to perform;

•	engaging in conduct that injures us; and

•	being convicted of a felony or any crime of moral turpitude.

Mr. Sodini’s agreement contains covenants prohibiting Mr. Sodini, through the period ending on the later of 18 months after termination or such time as he no longer receives severance benefits from us, from competing with us or soliciting our employees for employment.

Other Executive Officers.    We have also entered into employment agreements with each of Messrs. Ferreira, Kelly, Krol and Zaborski. The agreements are for one year terms, ending on April 30, 2004, but renew for successive one-year terms unless either party gives the other notice of non-renewal or the agreement is otherwise terminated. If any of the above listed executive officers is terminated without “cause” prior to a “change in control,” he would receive salary continuation for 12 months or until such time as he engages in other employment, after which he would receive the difference, if any, between his previous salary with us and his new salary.

If the executive officer’s employment is terminated without cause or for “good reason” following a “change in control”, he would receive salary continuation and health insurance for a period of 24 months from the termination date or until such time he engages in other employment, after which he would receive the difference, if any, between his previous salary with us and his new salary.

For purposes of our employment agreements with each of the above listed executive officers, the terms below have the following meanings:

A “change in control” occurs if:

•	any “person” (which could include two or more persons acting as a partnership, limited partnership, syndicate or other group), other than The Pantry, a trustee or other fiduciary holding securities under one of our employee benefit plans or a company owned by our stockholders becomes the “beneficial owner” (as defined under the federal securities laws) of securities representing more than 50% of our outstanding voting power;

•	any person, other than our existing stockholders, becomes the beneficial owner of more than 50% of our outstanding voting securities;

•	we consummate certain mergers or consolidations; or

•	we are liquidated or we sell or dispose of all or substantially all of our assets.

“Good reason” includes:

•	a reduction in annual base salary;

•	an adverse alteration in the nature of the executive officer’s position or responsibility;

•	moving the executive officer more than 50 miles from his current location;

•	the failure to pay the executive officer any portion of his current compensation or compensation under any deferred compensation program within seven days of the due date; or

•	the failure to provide the executive officer with benefits substantially similar to those enjoyed by him under any of our plans that he was participating in at the time of a change in control.

“Cause” means:

•	willful and continued failure to perform his duties;

•	insubordination;

•	conduct demonstrably and materially injurious to us; or

•	conviction of or entry of plea of guilty or nolo contendre to any crime involving moral turpitude or any felony.

Each agreement with the above-named executive officers contains a covenant prohibiting such officer through the period ending on the later of 12 months after termination or such time as he no longer receives severance benefits from us, from competing with us or soliciting our employees for employment.

Equity Compensation Plan Information

We maintain our stock option plans, pursuant to which we may grant equity awards to eligible persons. The following table sets forth aggregate information regarding our compensation plans in effect as of September 29, 2005:

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities Available for Future Issuances Under Equity Compensation Plans (excluding Securities reflected in Column(a))
Equity compensation plans approved by security holders	787,071	$18.08	3,927,410
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	787,071	$18.08	3,927,410

The following descriptions of our stock option plans are a summary of the material terms and provisions of the respective plans and are not intended to be complete. Such descriptions are qualified in their entirety by reference to the full text of each such plan, a copy of each of which has been filed with the Securities and Exchange Commission and is available at the SEC’s website http://www.sec.gov.

Stock Option Plans.    The 1998 Stock Option Plan provides for the grant of incentive stock options and nonqualified stock options, as appropriate, to our officers, employees, consultants and members of our board of directors. An aggregate of 1,275,000 shares of common stock were originally reserved for issuance under the 1998 Stock Option Plan. Options to acquire 57 shares of common stock are outstanding under the 1998 Stock Option Plan with exercise prices no less than the fair market value of our common stock on the date of grant. In January 2003, our board of directors terminated the 1998 Stock Option Plan, but its provisions continue to govern options to purchase common stock that were outstanding as of the date of termination.

On June 3, 1999, we adopted the 1999 Plan with provisions similar to the 1998 Stock Option Plan, providing for the grant of incentive stock options and non-qualified stock options to our officers, directors, employees and consultants. Up to 3,825,000 shares of our common stock initially were reserved for issuance under the 1999 Plan. In connection with the termination of the 1998 Stock Option Plan in January 2003, our board of directors amended the 1999 Plan to increase the number of shares of common stock that may be used under the 1999 Plan by 882,505 shares, which was the number of shares that remained available for issuance under the 1998 Stock Option Plan at that time. As amended, up to 4,707,505 shares of our common stock are reserved for issuance under the 1999 Plan. Options to acquire 1,031,167 shares of common stock are outstanding under the 1999 Plan as of January 26, 2006 with exercise prices no less than the fair market value of our common stock on the date of grant.

Each of the stock option plans are administered by our board of directors or a committee of our board of directors. The exercise price of options granted under the 1999 Plan is no less than the fair market value of our common stock on the date of grant. Options granted under the 1999 Plan generally vest in equal annual installments over a three-year period, and may be exercised, in whole or in part, to the extent vested. Options granted under the 1999 Plan generally have terms of up to seven years. Additionally, the terms and conditions of awards under the plans may differ from one grant to another.

Compensation Committee Report

The compensation committee of our board of directors develops, oversees and reviews our general compensation plans and policies and recommends the individual compensation arrangements for our chief executive officer and each of our executive officers, including the named executive officers. The compensation committee also administers our stock option plans. The compensation committee is comprised solely of directors who are not employed by our company and who are “independent directors” as that term is defined by Nasdaq Marketplace Rules.

Our Executive Compensation Program

Our compensation committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of our business objectives. We have an executive compensation program that we believe:

•	fulfills our business and operating needs, comports with our general human resource strategies and enhances stockholder value;

•	enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives;

•	rewards executives for accomplishment of pre-defined business goals and objectives; and

•	provides rewards consistent with gains in stockholder wealth so that executives will be financially advantaged when stockholders are similarly financially advantaged.

In implementing our executive compensation program, we attempt to provide compensation opportunities that are generally comparable to those provided by similar companies in the convenience store, grocery and general retail industries. This “peer group” is not the same group used for the industry comparison in the performance graph found in the “Comparison of Cumulative Total Return” section below; rather, it reflects the industry groups with which we compete for personnel.

Elements of Executive Compensation

Our executive compensation program has four key components:

•	base salary;

•	annual performance awards;

•	long-term incentive awards; and

•	benefits.

These components combine fixed and variable elements to create a total compensation package that provides some income predictability while linking a significant portion of compensation to corporate, business unit and individual performance.

Base Salary

Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in the convenience store, grocery and general retail industries. Individual salaries may be above or below the competitive norm, depending on the executive’s experience and performance. We consider the following factors in approving adjustments to salary levels for our executive officers:

•	the relationship between current salary and appropriate internal and external salary comparisons;

•	the average size of salary increases being granted by competitors;

•	whether the responsibilities of the position have changed during the preceding year; and

•	the individual executive’s performance as reflected in the overall manner in which his assigned role is carried out.

Annual Performance Award

Annual performance awards are granted pursuant to our annual incentive plan and are intended to serve two primary functions. First, annual incentives permit us to compensate executive officers directly if we achieve specific financial performance targets. Second, annual incentives also serve to reward executive officers for performance on those activities that are most directly under their control and for which they are held accountable.

Our annual incentive plan is a compensatory plan through which our executive officers are eligible to receive a cash bonus based primarily on our company’s earnings per share results, adjusted for such things as acquisitions and divestitures and other items at the discretion of the compensation committee of our board of directors, and established cash bonus targets for each executive officer. We believe the plan aligns the interests of executive officers with those of our stockholders by linking the bonus amounts directly to company performance.

The target earnings per share result is based on our internal earnings per share budget estimates. Each executive’s cash bonus target is set by the compensation committee of our board of directors at the beginning of each fiscal year. Actual bonus payouts, if any, under the plan will vary depending on actual earnings per share results (e.g., an executive’s cash bonus can exceed initial targets if earnings per share results exceed initial internal estimates).

In addition, the compensation committee has retained discretion under the plan, in extraordinary circumstances, to award bonuses or otherwise increase, reduce or eliminate bonuses that otherwise might be payable to an executive officer based on actual performance even if inconsistent with the plan.

Participants in the plan who join our company mid-year will have bonuses, if any, prorated. Bonuses are intended to be paid no later than 120 days following the close of the fiscal year. Participants must be employed on the date bonuses are paid in order to receive a payment, except that participants who retire prior to that date may have their bonuses prorated and paid on the date other bonuses are paid in the discretion of the compensation committee of our board of directors.

Long-Term Incentive Awards

Long-term incentive awards are granted pursuant to our stock option plans and are intended to align the interests of executive officers and other key employees with those of our stockholders, reward executives for maximizing stockholder value and facilitate the retention of key employees.

The size of an individual’s stock option award is based primarily on individual performance and the individual’s responsibilities and position with our company. These options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, therefore, the stock options have value only if our common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of stockholder value over the long-term and to encourage equity ownership in our company. These options vest and become exercisable in three equal, annual, installments beginning on the first anniversary of the date of grant. The stock option plans are discretionary plans; however, it has been the compensation committee’s practice generally to award options annually.

Benefits

Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population, with some variation primarily to promote tax efficiency.

Chief Executive Officer (“CEO”) Compensation

Mr. Peter J. Sodini’s compensation for the fiscal year ended September 29, 2005, was determined in accordance with the above plans and policies taking into account his employment agreement with our company. Mr. Sodini’s employment agreement provides for his participation in an incentive bonus program (with a minimum payout of 25% of base salary upon the achievement of goals determined by the board of directors, and other perquisites). During fiscal 2005, Mr. Sodini earned $1,050,000 in annual performance awards pursuant to our annual incentive plan (described more fully above), which bonus was tied to our company’s earnings per share.

Policy With Respect to $1 Million Deduction Limit

Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for “performance-based” compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the compensation committee considers approving compensation in the future that would exceed the $1 million deductibility threshold, the compensation committee will consider what actions, if any, should be taken to make such compensation deductible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. Form time to time, we may award compensation that is not fully deductible if we determine that such award is consistent with this philosophy and is in the best interests of our company and its stockholders.

Conclusion

The compensation committee believes that these executive compensation policies and programs effectively promote our interests and enhance stockholder value.

Submitted by our compensation committee

Edwin J. Holman (Chairman)

Robert F. Bernstock

Mark D. Miles

Comparison Of Cumulative Total Return

The following graph compares the cumulative total stockholder return on our common stock from September 28, 2000 through September 29, 2005, with the cumulative total return for the same period on the S&P SmallCap 600 Index, the Russell 2000 Index and a company-defined peer group. The graph assumes that at the beginning of the period indicated, $100 was invested in our common stock and the stock of the companies comprising the SmallCap 600 Index, the Russell 2000 Index and the company-defined peer group and that all dividends were reinvested. The company-defined peer group is composed of the common stock of the following issuers:

•	7-Eleven, Inc.; and

•	Casey’s General Stores, Inc.

The stockholder return shown on the graph below is not necessarily indicative of future performance and we do not make or endorse any predictions as to future stockholder returns.

Copyright © 2006, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Audit Committee Report

The audit committee of our board of directors is composed of Paul L. Brunswick (Chairman), Thomas M. Murnane and Bryan E. Monkhouse and operates under an amended and restated charter (a copy of which is attached to this Proxy Statement as Appendix A). The general role of the audit committee is to assist our board of directors in overseeing our company’s accounting and financial reporting processes and the audit of our company’s financial statements.

In the performance of its oversight function, the audit committee has met and held discussions with management, who represented to the audit committee that our company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent public accountants. The audit committee also discussed with the independent public accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.

Our independent public accountants also provided to the audit committee the written disclosures required by the current version of Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee discussed their independence with the independent public accountants. In connection with that, the audit committee has considered whether the provision of non-auditing services (and the aggregate fees billed for these services) in fiscal 2005 by Deloitte & Touche LLP to our company is compatible with maintaining the independent public accountants’ independence.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our company’s internal control over financial reporting and the financial reporting process. Our independent public accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The audit committee’s responsibility is to monitor and oversee these processes, including our system of internal control over financial reporting and the preparation of our consolidated financial statements, and members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the independent public accountants. The audit committee also hires and sets the compensation for our independent public accountants.

The audit committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions with management and the independent public accountants do not assure that our financial statements are presented in accordance with generally accepted accounting principles, that the audit of our financial statements has been carried out in accordance with generally accepted auditing standards or that our independent accountants are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to above and in the amended and restated audit committee charter, the audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended September 29, 2005, filed with the Securities and Exchange Commission. The audit committee also retained Deloitte & Touche LLP as our independent public accountants for the 2006 fiscal year.

Submitted by our audit committee

Paul L. Brunswick (Chairman)

Bryan E. Monkhouse

Thomas M. Murnane

TRANSACTIONS WITH AFFILIATES

Stock Subscription Plan

Our 1998 stock subscription plan permits our employees, including directors and executive officers, and our consultants to purchase up to an aggregate of 158,100 shares of common stock at a purchase price equal to the fair market value on the date of purchase. The purchase price for all common stock purchased under our stock subscription plan was $11.27 per share and was paid in cash and/or the delivery to us of a secured promissory note payable to us or one of our subsidiaries. As of the date hereof, we have issued 134,436 shares of common stock, net of subsequent repurchases of 11,577 shares, to 38 employees under the stock subscription plan.

We have the right to repurchase shares purchased under this plan upon an employee’s termination of employment. This right terminates with respect to each share on the first anniversary of the purchase date for such share.

No shares were purchased by our chief executive officer or any of our other four most highly compensated officers during the last fiscal year pursuant to the stock subscription plan.

Registration Rights Agreements

We have entered into a registration rights agreement with Freeman Spogli and Mr. Sodini. The registration rights agreement obligates us:

•	on up to three occasions at the request of holders of at least 50% of the common stock held by the parties to the agreement, to register the resale of all common stock held by the requesting holders;

•	at any time to register the resale of shares of common stock having a value of more than $5 million at the request of any party; and

•	at any time, to allow any party to include shares in any registration of common stock by us.

It is our understanding that Freeman Spogli no longer beneficially owns any shares of our common stock, having sold or distributed all remaining shares during fiscal 2005. As a result, only Mr. Sodini continues to have rights with respect to shares covered by the above-referenced registration rights agreement.

Indemnification Agreements

In connection with their appointment to our board of directors, we entered into indemnification agreements with each of Edwin J. Holman, Terry L. McElroy, Mark D. Miles and Robert F. Bernstock, which agreements generally require our company to indemnify such individuals to the fullest extent permitted by law. In addition, we have entered into a similar indemnification agreement with Daniel J. Kelly, our Vice President and Chief Financial Officer. Among other things, the indemnification agreements require our company, with certain exceptions, to indemnify each director and Mr. Kelly, as applicable, for expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including but not limited to any action by or in the right of our company, on account of services as a director or officer, as applicable, of our company, or as a director or officer of any other company or enterprise to which the person provides services at our company’s request.

Terry L. McElroy/McLane Company

Terry L. McElroy, a nominee for director, is the former President of McLane Grocery Distribution, a division of McLane Company, Inc., or McLane. McLane is a leading national provider of wholesale distribution and logistics services to convenience stores, drug stores, mass merchandisers, quick-service restaurants, movie theaters and other specialty retailers. Pursuant to a contract between our company and McLane that runs through April 2010, we purchase the majority of our general merchandise, including most tobacco products and grocery items, from McLane. As a result of purchases of general merchandise during fiscal 2005, we paid McLane $483.8 million.

Other

We have adopted a policy that we will not enter into any material transaction in which a company director, officer or stockholder has a direct or indirect financial interest unless the transaction is reviewed and approved by the audit committee of our board of directors in accordance with applicable Nasdaq Marketplace Rules.

PROPOSAL 2:    RATIFICATION OF APPOINTMENT

OF INDEPENDENT PUBLIC ACCOUNTANTS

The audit committee of our board of directors is solely responsible for selecting our independent public accountants. The audit committee has selected Deloitte & Touche LLP as our independent public accountants for fiscal year 2006. Although stockholder approval is not required to appoint Deloitte & Touche LLP as our independent public accountants, we believe that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is a matter of good corporate governance. If our stockholders do not ratify the appointment, the appointment will be reconsidered by the audit committee. The proxy will be voted as specified, and if no specification is made, the proxy will be cast “For” this proposal.

During our fiscal year ended September 29, 2005, there were no disagreements with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreements in connection with their opinion.

The audit report of Deloitte & Touche LLP on our consolidated financial statements for the years ended September 29, 2005, and September 30, 2004, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

A representative of Deloitte & Touche LLP will be present at the annual meeting and will be afforded an opportunity to make a statement and to respond to questions.

Principal Accountant Fees and Services

During fiscal year 2005, we retained Deloitte & Touche LLP to provide services in the following categories and amounts:

	Fiscal 2005	Fiscal 2004
Audit Fees	$1,552,630	$542,147
Audit-Related Fees	$160,075	$688,193
Tax Fees	$342,223	$414,686
All Other Fees	$74,900	$98,651

Total	$2,129,828	$1,743,677

Audit Fees.    This category includes the aggregate fees billed for professional services rendered for the audits of our consolidated financial statements for fiscal years 2005 and 2004, respectively, for the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during fiscal 2005 and 2004, and for services that are normally provided by the independent public accountants in connection with statutory and regulatory filings or engagements for the relevant fiscal years. For fiscal 2005, this category includes $774,706 for the attestation report on management’s assessment of our company’s internal control over financial reporting under Section 404 of the Sarbanes Oxley Act of 2002.

Audit-Related Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent public accountants that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation, services associated with financing activities and audits of employee benefit plans.

Tax Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent public accountants for tax compliance, tax planning and tax advice. Fees for tax compliance services totaled $246,230 and $341,416 in 2005 and 2004, respectively. Tax compliance services consisted of assistance with (i) federal, state and local income tax returns, (ii) requests for technical advice from taxing authorities, (iii) tax audits and appeals, and (iv) property tax returns.

Fees for tax planning and advice services totaled $95,993 and $73,190 in 2005 and 2004, respectively. Tax planning and advice consisted of tax advice related to structuring certain proposed mergers, acquisitions and disposals, income tax forecasting, trade discounts and analysis of ownership under Internal Revenue Code Section 382.

All Other Fees.    This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent public accountants that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The audit committee has considered the compatibility of the non-audit services performed by and fees paid to Deloitte & Touche LLP in fiscal 2005 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal 2005, Deloitte & Touche LLP did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

Policy for Approval of Audit and Non-audit Services.    The audit committee has adopted, and the board of directors has ratified, an Interim Policy Regarding the Approval of Audit and Non-audit Services Provided by the Independent Auditor (the “Approval Policy”), which describes the procedures and the conditions pursuant to which the audit committee may grant general pre-approval for services proposed to be performed by our independent public accountants.

All services provided by our independent public accountants, both audit and non-audit, must be pre-approved by the audit committee. The audit committee may delegate to one or more designated member(s) of the audit committee, who satisfies the definition of “independent director” under Nasdaq Marketplace Rules (the “Designated Member”), the authority to grant pre-approvals of “permitted services” (which are defined as those that are not specifically prohibited by the Approval Policy), or classes of permitted services, to be provided by the independent public accountants. The Approval Policy describes the types of classes of permitted services (e.g., annual audit services or tax consulting services) that may be pre-approved by the audit committee or a Designated Member. The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. The decisions of the Designated Member to pre-approve a permitted service are required to be reported to the audit committee at its regularly scheduled meetings.

In determining whether to approve a particular audit or permitted non-audit service, the audit committee (or the Designated Member) will consider, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. The audit committee (or the Designated Member) will also consider whether the independent public accountant is best positioned to provide the most effective and efficient service to our company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

The board of directors recommends that the stockholders vote FOR the ratification of the appointment of Deloitte & Touche LLP for fiscal year 2006.

SECTION 16(a)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the report forms that were filed, we believe that during fiscal 2005 all filing requirements applicable to our executive officers, directors and 10% beneficial owners were complied with, except that Mr. Halloran failed to timely file two Form 4s, each covering one transaction, Mr. Sodini failed to timely file two Form 4s, one covering one transaction and the other covering four transactions, Mr. Rullman (a former director) failed to timely file two Form 4s, each covering one transaction, Mr. Holman failed to timely file a Form 4 covering one transaction, Mr. Bernstock failed to timely file a Form 4 covering one transaction, Mr. Ferreira failed to timely file a Form 4 covering one transaction, Mr. Kelly failed to timely file a Form 4 covering one transaction, Mr. Krol failed to timely file a Form 4 covering one transaction and Mr. Zaborski failed to timely file a Form 4 covering one transaction.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

2007 ANNUAL MEETING OF STOCKHOLDERS

Any proposals which stockholders intend to present for a vote of stockholders at the 2007 annual meeting of stockholders and which such stockholders desire to have included in our Proxy Statement and form of proxy relating to that meeting must be sent to our principal executive offices, marked to the attention of our Secretary, and received by us at such offices on or before October 16, 2006, which is 120 calendar days prior to the anniversary of the date of this Proxy Statement. Our determination of whether we will oppose inclusion of any proposal in our Proxy Statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the Securities and Exchange Commission. Proposals received after October 16, 2006, will not be considered for inclusion in our proxy materials for our 2007 annual meeting of stockholders.

In addition, if a stockholder intends to present a matter for a vote at the 2007 annual meeting of stockholders, the stockholder must give advance notice to us determined in accordance with our Bylaws. To be timely, a stockholder’s notice must be received by our Secretary at our principal executive offices between December 1, 2006 and December 31, 2006, which is not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of this year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us) (the “Bylaw Proposal Window”). Each such stockholder’s notice must set forth certain additional information as specified in our Bylaws, including without limitation:

•	as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, and

•	the name and record address of the stockholder, the class and number of shares of our capital stock that are beneficially owned by the stockholder, and any material interest of the stockholder in such business.

Finally, in accordance with SEC rules, if a stockholder gives notice of a proposal after December 31, 2006, which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement (the “Discretionary Vote Deadline”), our proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2007 annual meeting of stockholders.

It is possible that the Bylaw Proposal Window may occur after the Discretionary Vote Deadline (e.g. if the date of next year’s annual meeting is more than 70 days after the first anniversary of this year’s annual meeting). In such a case, a proposal received after the Discretionary Vote Deadline, but within the Bylaw Proposal Window, would be eligible to be presented at the 2007 annual meeting of stockholders, and we believe that our proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the Proxy Statement relating to the meeting.

We have not been notified by any stockholder of his or her intent to present a proposal from the floor at this year’s annual meeting of stockholders. The enclosed proxy card grants the proxy holders discretionary authority to vote on any matter properly brought before the annual meeting of stockholders, including any stockholder proposals properly presented to us within the Bylaw Proposal Window for this year’s annual meeting of stockholders.

MISCELLANEOUS

Stockholders Sharing the Same Last Name and Address

Only one Annual Report and Proxy Statement may be delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders. We will deliver promptly upon written or oral request a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered. Requests for additional copies should be directed to our Secretary, by mail addressed to The Pantry, Inc., P.O. Box 1410, 1801 Douglas Drive, Sanford, North Carolina 27330 or by telephone at (919) 774-6700. Stockholders sharing an address and currently receiving a single copy may contact our Secretary as described above to request that multiple copies be delivered in future years. Stockholders sharing an address and currently receiving multiple copies may request delivery of a single copy in future years by contacting our Secretary as described above.

Availability of Annual Report on Form 10-K

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 29, 2005, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED ON WRITTEN REQUEST, WITHOUT CHARGE TO ANY STOCKHOLDER. SUCH REQUESTS SHOULD BE ADDRESSED TO BERRY EPLEY, CORPORATE CONTROLLER, THE PANTRY, INC., P.O. BOX 1410, 1801 DOUGLAS DRIVE, SANFORD, NORTH CAROLINA 27330 ((919) 774-6700).

Costs of Soliciting Proxies

We will pay all expenses incurred in connection with this solicitation, including postage, printing, handling and the actual expenses incurred by custodians, nominees and fiduciaries in forwarding proxy materials to beneficial owners. In addition to solicitation by mail, certain of our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication or other means. We have retained Morrow & Co., Inc. to aid in the search for stockholders and delivery of proxy materials. The aggregate fees to be paid to Morrow & Co., Inc. are not expected to exceed $5,000.00. In addition, as part of the services provided to us as our transfer agent, Wachovia Bank, N.A. will assist us in identifying recordholders.

By Order of the Board of Directors

Daniel J. Kelly

Chief Financial Officer

Sanford, North Carolina

Appendix A

Third Amended and Restated Audit Committee Charter

The Pantry, Inc.

July 2005

TABLE OF CONTENTS

PURPOSE	A-1

COMPOSITION AND MEETINGS	A-1

RESPONSIBILITIES	A-2

SPECIFIC FUNCTIONS	A-2

Purpose

This Amended and Restated Audit Committee Charter (the “Charter”) is adopted by the Board of Directors (the “Board”) of The Pantry, Inc. (the “Company”) to assist the Board and the Audit Committee of the Board (the “Audit Committee”) in the performance of their responsibilities.

The Audit Committee is appointed by the Board to assist the Board in monitoring:

(1) The integrity of the financial statements of the Company,

(2) The compliance by the Company with legal and regulatory requirements and

(3) The independence and performance of the Company’s internal accounting staff and external auditors.

The Company’s independent auditor is accountable to the Audit Committee and the Board, as representatives of the Company’s stockholders. The Audit Committee has the ultimate authority to select (or nominate for stockholder approval), evaluate and, where appropriate, replace the independent auditor.

In addition, the Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise or assist the Audit Committee. The Audit Committee may request such special consultants, any officer or employee of the Company, the Company’s outside counsel or independent auditor or the Audit Committee’s counsel to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee may also meet with the Company’s investment bankers or financial analysts who follow the Company.

Composition and Meetings

Composition:    The Audit Committee shall have a minimum of three directors, each of whom shall meet the experience and independence requirements of the National Association of Securities Dealers (“NASD”), the SEC rules and regulations and applicable law. Each member of the Audit Committee shall be able to read and understand fundamental financial statements in accordance with NASD Marketplace Rules and at least one member of the Audit Committee shall have past employment experience sufficient to qualify such member as an “audit committee financial expert,” as such term may be defined by rules or regulations adopted by the Securities and Exchange Commission (the “Commission”) or by the NASD. The Board shall appoint the members of the Audit Committee.

Meetings:    The Audit Committee shall meet as frequently as circumstances require, but no less than quarterly. As part of each such meeting, the Audit Committee shall meet with the Company’s chief financial officer, the Company’s principal accounting officer and the Company’s independent auditor in separate executive sessions to discuss any matters required by law to be discussed in executive session or that the Audit Committee or each of these groups believes should be discussed privately.

Responsibilities

The Audit Committee’s responsibility is oversight, and it recognizes that the Company’s management is responsible for preparing the Company’s financial statements. Additionally, the Board recognizes that the Company’s management, as well as the independent auditor, have more knowledge and specific information about the Company and its financial statements and performance than do the members of the Audit Committee; consequently, in carrying out its oversight responsibilities the Audit Committee shall not be charged with, and is not providing, any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work.

The Audit Committee’s responsibilities shall include those set forth in this Charter as well as any specific responsibilities set forth in applicable law or any rules or regulations adopted by the Commission, the Public Company Accounting Oversight Board or the NASD (the “Regulatory Standards”). If any of provision of this Charter is deemed to be inconsistent with any of the Regulatory Standards so adopted, such Regulatory Standard(s) shall apply in lieu of the provision(s) of this Charter.

Specific Functions

The following functions shall be the recurring activities of the Audit Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide to comply with any Regulatory Standards or otherwise as appropriate given the circumstances.

The Audit Committee shall:

1. Make regular reports to the Board.

2. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Charter will be included as an appendix to the annual stockholders’ meeting proxy statement once every three years or in the next annual stockholders’ meeting proxy statement after any significant amendment to the Charter.

3. Prepare the “Audit Committee Report” required by the rules of the Commission to be included in the Company’s annual proxy statement.

4. Review with management and the independent auditor the adequacy and effectiveness of the Company’s internal controls and procedures for annual and interim financial reporting. Such review should include any (i) major issues regarding accounting and auditing principles and practices, (ii) significant deficiencies or material weaknesses in the design or operation of the internal controls, or (iii) fraud that involves management or other employees who have a significant role in the Company’s internal controls. Also, review, before release, any reports of the Chief Executive Officer or Chief Financial Officer required by Rule 13a-14 of the Securities Exchange Act of 1934, as amended and any attestations or reports of the independent auditors related to management’s assessment of the Company’s internal control over financial reporting required by Item 308 of Regulation S-K. Also, elicit any recommendations for the improvement of such internal controls or for particular areas where new or more detailed controls or procedures are desirable. Emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or improper.

5. Oversee the Company’s internal audit function, including reviewing and advising on the selection and removal of the internal audit director. Such oversight should include review of activities, organizational structure and qualifications of the internal audit function as well as an annual review of the internal audit procedures. Periodically review with the internal audit director the scope of work of the internal audit function as well as any significant difficulties, disagreements with management or scope restrictions encountered in the course of the function’s work. Review the results of the annual evaluation of the internal audit function by the independent auditor and the review of the independent auditor by the internal audit function. Make suggestions, as necessary, as a result of such reviews. Day-to-day administrative management of the internal audit function shall remain with the chief financial officer.

6. Review an analysis prepared by management and the independent auditor of significant reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of (i) the Company’s critical accounting policies and practices, (ii) the effect of alternative GAAP methods on the Company’s financial statements, including without limitation, the ramifications of such alternatives and the treatment preferred by the independent auditor, (iii) any other material written communications between the independent auditor and management, and (iv) a description of any transaction as to which management obtained Statement on Auditing Standards No. 50 letters.

7. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet arrangements on the Company’s financial statements.

8. Review with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings, including the results of the independent auditors’ review of the quarterly financials. These discussions may be held with the Audit Committee as a whole or with the Audit Committee chair or other designated member of the Audit Committee in person or by telephone.

9. Review major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor, principal accounting officer or management.

10. Review with management a report on the Company’s certification process for periodic reports required by applicable law. Discuss with management on a quarterly basis or as otherwise required any significant deficiencies in internal controls and any fraud involving employees of the Company who play a major role in the internal audit structure.

11. Select, evaluate and where appropriate recommend to stockholders the appointment of the independent auditor, which firm shall be ultimately accountable to the Audit Committee and the Board.

12. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

13. Approve the fees to be paid to the independent auditor for audit services.

14. Pre-approve the retention of the independent auditor for any permissible non-audit service and the fee for such service prior to the performance thereof. Subject to any Regulatory Standards that may be adopted from time to time, certain non-audit services and the fees to be paid in connection therewith may be ratified and approved after the performance thereof by the Audit Committee chair or other designated member of the Audit Committee provided (1) the aggregate amount of all such non-audit services is less than five percent (5%) of the total amount of revenues paid by the Company to the independent auditor during the fiscal year in which such services are provided, (2) such services were not recognized by the Company at the time of engagement to be non-audit services, (3) such services are promptly brought to the attention of the Audit Committee and approved, in the manner set forth above, prior to the completion of the audit and (4) the ratification of any non-audit services in this manner is disclosed in the Company’s periodic reports.

15. Receive periodic reports from the independent auditor regarding the auditor’s independence consistent with Independent Standards Board Standard Number 1 or any other Regulatory Standards, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor’s independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the independent auditor.

16. Evaluate together with the Board, at least annually, the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, replace the independent auditor.

17. Establish policies and procedures for the rotation of the Company’s lead audit partner every five years or as otherwise may be required pursuant to Regulatory Standards which may be adopted from time to time.

18. Recommend to the Board guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged in the Company’s account, taking into account any applicable laws and Regulatory Standards.

19. Discuss with the national office of the independent auditor issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

20. Obtain from the independent auditor assurance that no illegal acts that would have a direct and material effect on the determination of financial statement amounts have been discovered in the course of the audit which would implicate Section 10A of the Private Securities Litigation Reform Act of 1995.

21. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

22. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company or the Audit Committee regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Review with management and the independent auditor any correspondence with regulators or governmental agencies, any such complaints received by the Company or the Audit Committee and any employee submissions or published reports which raise material issues regarding the Company’s financial statements or accounting policies. Also, periodically review these complaint procedures to confirm that they are operating effectively.

23. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

A. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management.

B. Any changes required in the planned scope of the internal audit.

C. The internal audit department responsibilities, budget and staffing.

24. Review the appointment of the principal accounting officer.

25. Meet periodically with management to review the Company’s major financial risk exposures, including without limitation, policies with respect to risk assessment and risk management, and the steps management has taken to monitor and control such exposures.

26. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and Regulatory Standards.

27. Obtain reports from management, the Company’s principal accounting officer and the independent auditor that the Company’s subsidiary entities are in conformity with applicable legal requirements, including any Regulatory Standards, including disclosures of insider and affiliated party transactions.

28. Review with the Company’s legal counsel any legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

28. Review and approve all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) for potential conflict of interest situations on an ongoing basis.

29. Monitor and evaluate the work of the Company’s Disclosure Committee with respect to the Company’s Disclosure Control Policies and Procedures.

This Proxy is Solicited on Behalf of the Board of Directors

P    R    O    X    Y

THE PANTRY, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders.

The undersigned hereby appoints Peter J. Sodini and Daniel J. Kelly as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in The Pantry, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said company to be held on Thursday, March 30, 2006, at 10:00 a.m. Eastern Standard Time, at the Sheraton Imperial Hotel & Convention Center, 4700 Emperor Blvd., Durham, North Carolina 27703, and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company’s Proxy Statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided below. The Board recommends a vote “FOR” each of the proposals listed below.

1.	Election of the following nominees as directors for a one year term: Peter J. Sodini, Thomas M. Murnane, Paul L. Brunswick, Bryan E. Monkhouse, Robert F. Bernstock, Edwin J. Holman, Terry L. McElroy and Mark D. Miles.

☐ FOR all nominees (except as marked to the contrary below.)	☐ WITHHOLD AUTHORITY to vote for all nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee(s) write that nominee’s name on the line provided below.)

2.	Ratification of the appointment of Deloitte & Touche LLP as independent public accountants for the Company and its subsidiaries for the fiscal year ending September 28, 2006.

☐ FOR                ☐ AGAINST                ☐ ABSTAIN

PLEASE MARK, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

(continued and to be signed on the reverse)

(continued from other side)

By signing the proxy, a stockholder will also be authorizing the proxyholder to vote in his discretion regarding any procedural motions that may come before the Annual Meeting. For example, this authority could be used to adjourn the meeting if the Company believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to stockholders. The Company has no current plans to adjourn the meeting, but would attempt to do so if the Company believes that adjournment would promote stockholder interests.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE PROPOSALS LISTED ON THE OTHER SIDE OF THIS PROXY AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

SHARES

Please date and sign this Proxy and return promptly.

Dated:                                                                            , 2006

(Be sure to date proxy)

Signature and title, if applicable

Signature if held jointly

NOTE: Please sign your name exactly as it appears on this card. When signing for a corporation or partnership, or as agent, attorney, trustee, executor, administrator, or guardian, please indicate the capacity in which you are signing. In the case of joint tenants, each joint owner must sign.